CONSULTING AGREEMENT

     This Consulting Agreement ("Agreement") made on the 7th day of February, 2005, and amended and signed on the 22nd day of February, 2005, by and between Sangui BioTech International, Inc., a Colorado corporation, located at Alfred-Herrhausen-Str. 44, 58455 Witten, Germany ("Client"), and Joachim Fleing, PhD, located at Am Vogelherd 43, 35043 Marburg, Germany ("Consultant"), is made in consideration of the mutual promises made herein and set forth as follows:


                                   ARTICLE 1.

                                TERM OF CONTRACT

          1.1 This Agreement will be effective as of January 1, 2005, and will continue in effect until the services provided for in this Agreement have been performed, or until terminated as provided in Article 6, below.

                                   ARTICLE 2.

                     SERVICES TO BE PERFORMED BY CONSULTANT

          2.1 Services: Consultant agrees to perform the following consulting services to Client:

               2.1.1 Strategic Investor and Public Relations consultation.

               2.1.2 Advice concerning Client's press releases, investor relations, SEC filings, financial websites and minutes of Board meetings.

               2.1.3 Subject to the direction and control of Client, Consultant shall assist in directing and managing Client's day to day cooperation with Client's US based counsel, accountants and auditors.

     2.2 Delivery Schedule: All services shall commence immediately upon execution of this Agreement, and shall continue throughout the term of this Agreement. This includes services rendered in January and those days of February, 2005, preceding the signing of this agreement.

     2.3 Method of Performing Services: Consultant will determine the method, details, and means of performing the above-described services. Consultant may perform the Services under this Agreement at any suitable time and location of Consultant's choice.

     2.4 Status of Consultant as a director: Consultant is and shall remain a director of the Client. All activities carried out in Consultant's position and responsibility as a director not covered by the terms as set out in 2.1.2 are excluded from this agreement. Consultant agrees to fully comply with the duties as a director of the company without compensation. Consultant further agrees to abstain from any resolutions of the Board likely to cause a conflict of interest.

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                                   ARTICLE 3.

                                  COMPENSATION

     3.1 Share Fee: As compensation, within fifteen (15) days after execution of this Agreement, the Client shall issue share certificates to Consultant representing two hundred thousand (200,000) shares of the Client's common stock ("Share Fee"). Consultant acknowledges and understands said stock is unregistered, restricted stock. Consultant agrees to fully comply with the requirements set forth in the SEC Release No. 33-7390, dated February 20, 1997, as amended from time to time, and acknowledges that any certificate(s) for shares of the Client issued pursuant to this paragraph will contain the following restrictive legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION FOR THESE SHARES UNDER SUCH ACT OR AN OPINION OF THE COMPANY'S COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

     3.2 Invoicing and Payment Terms: Consultant shall submit to Client an invoice for all services rendered on or before the first of each month. This invoice shall include a detailed breakdown of hours worked on a thirty minute basis.

     3.3 Payment of Expenses: Consultant shall submit to client an invoice including a detailed breakdown of business expenses incurred in performing services under this Agreement accompanied by a complete documentation of costs, including without limitation, telephone, facsimile, postage, and travel expenses.

                                   ARTICLE 4.

                            OBLIGATIONS OF CONSULTANT

     4.1 Non-Exclusive Relationship: Client acknowledges and agrees that the relationship with Consultant is non-exclusive and Consultant may represent, perform services for, and contract with, as many additional clients, persons or companies as Consultant in Consultant's sole discretion sees fit.

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     4.2 Consultant's Qualifications: Consultant represents and warrants that
Consultant has the qualifications and skills necessary to perform the services under this Agreement in a competent and professional manner, and is able to fulfill the requirements of this Agreement. Consultant shall comply with all applicable federal, state and local laws in the performance of its obligations hereunder, and all materials used by Consultant in fulfilling its obligations under this Agreement shall not infringe upon any third party copyright, patent, trade secret or other proprietary right. Consultant acknowledges and agrees that failure to perform all the services required under this agreement constitutes a material breach of the Agreement.

     4.3 Availability of Joachim Fleing: Consultant acknowledges and agrees that a material consideration of this Agreement is that Joachim Fleing shall be in charge of all services rendered to Client by Consultant under this Agreement, and that the unavailability of Joachim Fleing to oversee the performance of such services shall constitute a material breach of this Agreement.

     4.4 Indemnity: Consultant agrees to indemnify, defend, and hold Client free and harmless from all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, attorneys' fees, and costs, including without limitation expert witnesses' fees, that Client may incur as a result of a breach by Consultant of any representation or agreement contained in this Agreement.

     4.5 Assignment: Neither this Agreement nor any duties or obligations under this Agreement may be assigned by Consultant without the prior written consent of Client.

                                   ARTICLE 5.

                              OBLIGATIONS OF CLIENT

     5.1 Compliance with Requests: Client agrees to comply with all reasonable requests of Consultant necessary to the performance of Consultant's duties under this Agreement.

     5.2 Place of Work: Client agrees to furnish an office for Joachim Fleing on Client's premises for use by said representative of Consultant from time-to-time when visiting the Witten area to facilitate his performance of the above-described services.

     5.3 Company Provided Information: Client assumes full responsibility for the accuracy and completeness of all information provided to Consultant.

     5.4 Indemnity: Client agrees to indemnify, defend, and hold Consultant free and harmless from all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, attorneys' fees, and costs, including without limitation expert witnesses' fees, that Consultant may incur as a result of any information provided to Consultant by Client under this Agreement.

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                                   ARTICLE 6.

                            TERMINATION OF AGREEMENT

     6.1 Termination on Notice: Notwithstanding any other provision of this Agreement, either party may terminate this Agreement at any time by giving thirty (30) days written notice to the other party. Unless otherwise terminated as provided in this Agreement, this Agreement will continue in force until the Services provided for in this Agreement have been fully and completely performed.

     6.2 Termination on Occurrence of Stated Events: This Agreement will terminate automatically on the occurrence of any of the following events:

          6.2.1 Completion of 260 hours of services rendered under this Agreement and confirmation of such completion by Client in writing.

          6.2.2 Unavailability of Joachim Fleing to manage and oversee all services rendered to Client by Consultant under this Agreement.

          6.2.3 Bankruptcy or insolvency of either party.

          6.2.4 Dissolution of either party.

          6.2.5 Assignment of this Agreement by Consultant without the prior written consent of Client.

     6.3 Termination for Default: If either party defaults in the performance of this Agreement or materially breaches any of its provisions, the non-breaching party may terminate this Agreement by giving written notification to the breaching party. Termination will take effect immediately on receipt of notice by the breaching party or five (5) days after mailing of notice, whichever occurs first. For the purposes of this paragraph, material breach of this Agreement includes, but is not limited to, the following:

          6.3.1 Consultant's failure to perform the services specified in this Agreement.

          6.3.2 Consultant's material breach of any representation or agreement contained in Article 4, above.

          6.3.3 Client's material breach of any representation or agreement contained in Article 5, above.

          6.3.4 Client's failure to pay Consultant any compensation due within thirty (30) days after written demand for payment.

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If the Agreement is terminated on notice or for default, Consultant agrees to return the certificates as mentioned in ss. 3.2. In this case, Client agrees to compensate for services rendered and not deemed to be faulty a fee of (euro) 50 per hour.

                                   ARTICLE 7.

                               CLIENT INFORMATION

     7.1 Nondisclosure/Nonuse of Client Information: Consultant agrees that all information provided by Client to Consultant under this Agreement shall not be disclosed or used by Consultant for any purpose other than Consultant's performance under this Agreement.

     7.2 Confidential Information: Any written, printed, graphic, or electronically or magnetically recorded information furnished by Client for Consultant's use is and shall remain the sole property of Client. This proprietary information includes, but is not limited to, investor lists, marketing information, planning, drawings, specifications, and information concerning Client's employees, products, services, prices, and operations. Consultant will keep this confidential information in the strictest confidence, and will not disclose it by any means to any person except with Consultant's prior written approval, and only to the extent necessary to perform the services under this Agreement. This prohibition also applies to Consultant's employees, agents, and subcontractors. On termination of this Agreement or request by Client, Consultant will return within two (2) days any confidential information in Consultant's possession to Client.

                                   ARTICLE 8.

                               GENERAL PROVISIONS

     8.1 Notices: Any notices to be given by either party to the other shall be in writing and may be transmitted either by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but each party may change that address by written notice in accordance with this section. Notices delivered personally shall be deemed communicated as of the date of actual receipt. Mailed notices shall be deemed communicated as of five (5) days after the date of mailing.

     8.2 Modifications: Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

     8.3 Effect of Waiver: The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

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     8.4 Partial Invalidity: If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

     8.5 Law Governing Agreement: This Agreement shall be governed by and construed in accordance with the laws of Germany.

     8.6 Jurisdiction/Venue: Jurisdiction and venue for any dispute arising out of this Agreement shall be exclusively in the State of North-Rhine Westfalia.

     8.7 Construction: If any construction is to be made of any provision of this Agreement, it shall not be construed against either party on the ground such party was the drafter of the Agreement or any particular provision.

     8.8 Time: Time is of the essence in this Agreement.

     8.9 Corporate Authorization: If any signatory of this Agreement is a corporation, said signatory represents and warrants that this Agreement and the undersigned's execution of this Agreement have been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation(s) executing this Agreement on behalf of the corporation(s) represent and warrant they are officers of the corporation(s) with full authority to execute this Agreement on behalf of the corporation(s).


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     IN WITNESS WHEREOF, the undersigned have executed this Agreement, effective as of the date first above written.


CLIENT:                                         CONSULTANT:

                                                /S/ Joachim Fleing
                                                -------------------------------
Sangui BioTech International, Inc.              Dr. Joachim Fleing

/S/ Wolfgang Barnikol
--------------------------------
By: Prof. Dr.
its President and CEO
Witten, Feb. 22, 2005                           Marburg, Feb 22, 2005



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